Indoor Harvest Corp and PUE 1.0 sign Letter of Intent to Develop New HVAC Systems for Building Integrated Agriculture and Vertical Farming

Houston, Texas, April 14, 2015 — Indoor Harvest, Corp (OTCQB:INQD), through its brand name Indoor Harvest™, is a design build contractor, developer, marketer and direct-seller of commercial grade aeroponic and hydroponic fixtures and supporting systems for use in urban Controlled Environment Agriculture and Building Integrated Agriculture. The Company is pleased to announce it has executed a letter of intent with PUE 1.0 to design and build an engineered HVAC system for use in building integrated agriculture. Both parties agreed to work to a final, binding agreement in good faith as quickly as possible.

Indoor Harvest's CEO and founder Chad Sykes commented, "This relationship, when finalized, will allow us to quickly round out our mechanical services by including HVAC systems. With a portfolio of existing designs for cultivation systems, including one patent pending, adding HVAC would position us to offer entire turn-key mechanical solutions for the indoor farming industry. We believe that the most important aspect of indoor farming is the HVAC system and that it's been one area that has not seen any significant technological advances. By taking PUE 1.0's existing proven HVAC system for the data center industry and adapting it to indoor farming, we're hoping to be the first company to introduce a fully engineered, highly efficient indoor farming HVAC system."

PUE 1.0 holds rights to use the patented KyotoWheel in their HVAC designs. Their position in the market is demonstrated by hundreds of installations across five continents, along with a client list that includes such corporations as Hewlett Packard, Bell Canada, and United Airlines. PUE has explained to us that the efficiency of the KyotoWheel provides access to more compressor-free cooling hours than any other heat exchanger on the market. Additionally, they have told us that by using variable-speed compressors, combined with positioning the KyotoWheel in series with DX cooling, customers get partial compressor-free cooling for nearly the remainder of the year, anywhere in the world, and without water or bringing outside air into their facilities. For detailed information regarding the efficiencies of PUE 1.0's packages please visit the following link:

http://www.pue1.com/energy-water-and-total-cost/

Under the terms of the letter of intent, it is anticipated that a final agreement will include the following terms:  Indoor Harvest will be responsible for the design of a vertical farming system and its related systems. PUE 1.0 will be responsible for the design of a HVAC system to be used with Indoor Harvest's vertical farming design. Both parties have agreed to share any data during the development stage. PUE 1.0 will retain all rights to its intellectual property and any new intellectual property developed as part of the collaboration. Indoor Harvest will be provided exclusive rights to market and distribute the final design for a period to be determined by way of a memorandum of understanding, to be finalized in connection with the closing of terms outlined in our letter of intent with the City of Pasadena. During the development stage, all equipment to be provided by PUE 1.0 for the purpose of the technology and economic pilot to be constructed at the 112 N Walter property will be provided at cost.

After we enter a final, binding agreement with the City of Pasadena, currently under a previously disclosed letter of intent, we intend to use the facilities provided by the City of Pasadena to serve as both a technology and economic pilot integrating our vertical farm designs and PUE 1.0's HVAC systems. For more information about our recently announced project in the City of Pasadena please visit our recent press release at the following link:

http://indoorharvest.investorroom.com/2015-03-31-Indoor-Harvest-Corp-Signs-LOI-with-City-of-Pasadena-Texas-to-Develop-a-Vertical-Farming-Facility-and-Education-Center

We are also pleased to announce that Mr. John Zimmerman, PUE 1.0's Director of Sales and Marketing, has joined the Board of Directors of Indoor Harvest. Mr. Zimmerman has significant experience in designing and building mechanical systems.  He obtained a Bachelor's degree in Mechanical Engineering from the University of Texas at Austin and has spent much of his career designing, selling, and building mechanical systems for large-scale commercial buildings. John also obtained a Master's degree in Building Construction Management from Purdue University and is a registered Professional Engineer in the State of Texas.
As a member of the Board, John contributes his expertise in mechanical system design and construction in developing mechanical systems to support and optimize the indoor farms of the future.  We hope that with John's help we can become a leader in research and development of mechanical systems for use in indoor farming, something that we believe today is nearly non-existent. Consistent with the SEC's April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook and Twitter. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter or Facebook.

Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest

ABOUT PUE 1.0

PUE 1.0's goal is to provide solutions that improve the efficiency of data centers by maximizing the cooling system and optimizing airflow, all in an effort to lower data centers' Power Usage Effectiveness (PUE) to as close to a perfect 1.0 as possible. It believes that what sets it apart in the industry is its patented cooling system: KyotoCooling. KyotoCooling uses what PUE 1.0 believes is the world's most efficient air-to-air transfer technology, the patented KyotoWheel that provides 90% effectiveness in heat rejection, to maximize the number of free-cooling hours used to cool a data center. Furthermore, the KyotoCooling controls system are designed to optimize airflow in a data center by delivering a precise volume of air at a precise temperature to the cabinet face; with no underflow or overflow. For more information visit http://www.pue1.com

ABOUT INDOOR HARVEST CORP

Indoor Harvest, Corp., through its brand name Indoor Harvest™, is an emerging design build contractor and OEM manufacturer of commercial aeroponic and hydroponic system fixtures and framing systems for use in Controlled Environment Agriculture and Building Integrated Agriculture. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. We are developing our aeroponic and hydroponic systems for use by both horticulture enthusiasts and commercial operators who seek to utilize aeroponic and hydroponic vertical farming methods within a controlled indoor environment. Please visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest's current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Indoor Harvest, Corp.
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com